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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Liberty Media Corporation:


We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation of our report dated March 14, 2005, except for Note 5 and Note 18, which are as of December 15, 2005, with respect to the consolidated balance sheets of Liberty Media Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 15, 2005 current report on Form 8-K of Liberty Media
Corporation:


FORM    REGISTRATION STATEMENT NO.      DESCRIPTION
----    -------------------------       -----------
S-8     333-67276                       Liberty Media Corporation 401(k) Savings Plan

S-8     333-67296                       Liberty Media Corporation Incentive Plan

S-3     333-66034 (Post Effective       Liberty Media Corporation $3.0 Billion, shares of Series A
        Amendment No. 1 to Form S-1)    Common Stock, Debt Securities, or Warrants

S-8     333-104154                      Liberty Media Corporation 2002 Non-employee Director Incentive Plan



                                KPMG LLP


Denver, Colorado
December 15, 2005